EXHIBIT 99.1

SP Plus Corporation to Release First Quarter 2023 Results on May 3, 2023

CHICAGO, April 18, 2023 (GLOBE NEWSWIRE) -- SP Plus Corporation (NASDAQ: SP) today announced that it expects to release first quarter 2023 earnings on Wednesday, May 3, 2023, after the close of market. Later that same day, the Company will host a conference call at 4:00 PM (Central Time) that can be accessed via webcast at http://ir.spplus.com.

To listen to the live call, individuals are directed to the investor relations section of the company’s website, www.spplus.com, at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the website and accessible for 30 days.

About SP+

SP+ blends industry-leading technology and best-in-class operations to deliver mobility solutions that enable the efficient movement of people, vehicles and personal belongings. The Company is committed to elevating the consumer experience while meeting the objectives of its diverse clients across North America and Europe. For more information, visit www.spplus.com.

Media Contacts:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com